Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 1, 1995 included in and incorporated by reference in Colgate-Palmolive Company's Form 10-K for the year ended December 31, 1994.





                               ARTHUR ANDERSEN LLP



New York, New York
December 4, 1995